EXHIBIT 1.1

GOLDEO, INC. SUBSCRIPTION AGREEMENT

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to GOLDEO, INC., hereby subscribes for the purchase of the number of Common Shares and Warrants with an exercise price of $0.05, indicated below of Goldeo, Inc., at a purchase of $0.01 per Unit as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A. INVESTMENT:               (1) Number of Units  __________________________

Number of Shares (Units x 3)        _____________
Number of Warrants (Units x 2)   _____________

(2) Total Contribution ($0.01/Unit) $   _____________

Date of Investor's check  ___________________

B. REGISTRATION:

(3) Registered owner: _________________________

Co-Owner:   _____________________________

(4) Mailing address: __________________________

City, State & zip:   ________________________

(5) Residence Address (if different from above):

(6) Birth Date: ______/______/______

(7) Employee or Affiliate: Yes ______ No ______

(8) Social Security: #: ______/______/______

U.S. Citizen [ ] Other [ ]

Co-Owner Social Security:

#: ______/______/______

U.S. Citizen [ ] Other [ ]

Corporate or Custodial:

Taxpayer ID #: ______/______/______

U.S. Citizen [ ] Other [ ]

(9) Telephone (H) ( ) __________________________

(10) *email address:___________________________
_______
*Please note that by providing your email address, you accept that all further communications between you and the Company shall be by email, unless otherwise required by law and/or the rules and regulations of any governing body of traded securities.

C. OWNERSHIP

☐ Individual Ownership                                        ☐ IRA or Keogh

☐ Joint Tenants with Rights of Survivorship

☐ Trust/Date Trust Established__________________

☐ Pension/Trust (S.E.P.)

☐ Tenants in Common                                          ☐ Tenants by the Entirety

☐ Corporate Ownership                                        ☐ Partnership

☐ Other___________________________________

D. SIGNATURES
Registered Owner: ___________________________

Co-Owner: _________________________________

Print Name of Custodian or Trustee: ______________

Authorized Signature: _________________________

Date: _____________________________________

Signature: __________________________________

MAIL TO:                             Goldeo, Inc.
5100 Washington Street
Suite 202
Hollywood, FL 33021
Telephone: 754-816-6371
______________________________________________________________
FOR OFFICE USE ONLY:
Date Received: __________________________________________________
Date Accepted/Rejected ___________________________________________
Subscriber's Check Amount: ________________________________________
Check No. _______________________ Date Check _____________________

GOLDEO, INC.

WARRANT AGREEMENT

Goldeo, Inc., a Florida corporation (the “Company”), hereby certifies that, for value received, _____________________________ the “Warrant Holder,” which term includes its successors and registered assigns is entitled to purchase an aggregate of _____________________ shares, of the common stock, no par valueper share, of the Company (the “Warrant Stock”), which is equal to exactly one (1) of the total shares purchased by subscription the Company at a price of five cents ($0.05) per share (the “Exercise Price”).

1.   Exercise of Warrant.  This Warrant may be exercised in whole or in part at any time or from time to time as follows:

(a)   by presentation and surrender of this Warrant evidencing the Warrant to be exercised to the Company at its principal office or at the office of its stock transfer agent, if any, with the Exercise Form annexed hereto duly executed, and payment of the Exercise Price; and

(b)   there shall be no cashless exercise of this Warrant.

If any Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation and presentment of the Exercise Form, execute and deliver new a Warrant or Warrants, as the case may be, evidencing the rights of the Warrant Holder thereof to purchase the balance of the shares purchasable thereunder.

Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise together with the payment of the Exercise Price, the Warrant Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Warrant Holder.  Certificates for the Warrant Shares shall be delivered to the Warrant Holder within a reasonable time following the exercise of this Warrant in accordance with the foregoing.

2.   Alternative Exercise Provisions. Anything contained herein to the contrary notwithstanding, subject to compliance by the Warrant Holder with the restrictions on offer and sale referred to in Section 11 hereof, the Warrant Holder, at its option, may exercise this Warrant, in whole or in part by delivering to the Company a confirmation slip issued by a brokerage firm that is a member of the National Association of Securities Dealers, Inc. or the equivalent governing body for broker-dealers in other nations, with respect to the sale of those number of Warrant Shares for which this Warrant is being exercised, together with the payment of the Exercise Price, and, in such case, the Company shall deliver certificates representing such Warrant Shares on settlement date at the office of the Company’s stock transfer agent.

3.   Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. As long as this Warrant is outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of this Warrant to be listed on The Over The Counter Bulletin Board or on NASDAQ or a national securities exchange.

4.   Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Any fraction of a share called for upon any exercise hereof shall be canceled. The Warrant Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock or fractional Warrant upon exercise of this Warrant.

5.   Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender of this Warrant evidencing such Warrants to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Warrant Holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable thereunder at the same respective Exercise Price. Subject to Section 10 hereof, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with a duly executed assignment form and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver new Warrant(s) in the name of the assignee named in such instrument of assignment and the original Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of this Warrant at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Warrant Holder hereof specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver new Warrants of like tenor and date.

6.   Rights of the Warrant Holder. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a share holder of the Company until exercise of any Warrants.

7.   Adjustments of Purchase Price and Number of Shares.

(a)           Subdivision and Combination. If the Company shall at any time subdivide or combine the outstanding shares of Common Stock by way of stock split, reverse stock split or the like, the Exercise Price shall forthwith be proportionately increased or decreased.

(b)           Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of paragraph 7(a), the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full share of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)           Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Warrant Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Warrant Holder were the owner of the shares of Common Stock underlying this Warrant immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Warrant Holder had exercised this Warrant.

(d)           Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the holders of its Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Warrant Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7(e).

(e)           Warrant After Adjustment. Irrespective of any change pursuant to this Section 7 in the Exercise Price or in the number, kind or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express as the Exercise Price and as the number of shares obtainable upon exercise, the same price and number of shares as are stated herein.

(f)           Statement of Calculation. Whenever the Exercise Price shall be adjusted pursuant to the provisions of this Section 7, the Company shall forthwith file at its principal office, a statement signed by an executive officer of the Company specifying the adjusted Exercise Price determined as above provided in such section. Such statement shall show in reasonable detail the method of calculation of such adjustment and the facts requiring the adjustment and upon which the calculation is based. The Company shall forthwith cause a notice setting forth the adjusted Exercise Price to be sent by certified mail, return receipt requested, postage prepaid, to the Warrant Holder.

8.           Definition of “Common Stock”.  For the purpose of this Warrant, the term “Common Stock” shall mean, in addition to the class of stock designated as the Common Stock, $.001 par value, of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section 7 hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 7 hereof and all other provisions of this Warrant with respect to Common Stock shall apply on like terms to any such other shares or other securities.

9.           Notices to Warrant Holder. Nothing contained in this Warrant shall be construed as conferring upon the Warrant Holder the right to vote or to consent or to receive notice as a share holder in respect of any meetings of share holders for the election of directors or any other matter, or as having any rights whatsoever as a share holder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the following events shall occur:

(a)           The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)           The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any warrant, right or option to subscribe therefor; or

(c)           A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed; or

(d)           There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity; then, in anyone or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the share holders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, warrants or options, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, warrants or options, or any proposed dissolution, liquidation, winding up or sale.

10.           Notices.

(a)           All communications under this Warrant shall be in writing and shall be mailed by certified mail, postage prepaid, return receipt requested, or telecopied with confirmation of receipt or delivered by hand or by overnight delivery service:

If to the Company at:       Goldeo, Inc.
5100 Washington Street
Suite 202
Hollywood, FL 33021
Attn: Brandon Wynn, Director
FAX: 754-816-6371

If to the Warrant Holder at:                    _______________________
_______________________
   _______________________
_______________________

(b)           Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telecopied shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when hand delivered or on the day following deposit with the overnight delivery service.

12.           Successors. All the covenants and provisions of this Warrant by or for the benefit of the Warrant Holder shall inure to the benefit of his successors and assigns hereunder.

13.           Termination. This Warrant will terminate on the earlier of (a) the expiration date of this Warrant or (b) the date this Warrant has been exercised.

14.           Governing Law. This Warrant shall be deemed to be made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law principles thereof.

15.           Entire Agreement, Amendment, Waiver. This Warrant and all attachments hereto and all incorporation by references set forth herein, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Warrant Holder. No course of dealing between or among any persons having any interest in this Warrant will be deemed effective to modify, amend or discharge any part of this Warrant or any rights or obligations of any person under or by reason of this Warrant.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of this ___________ day of ___________ 2012.

Units Purchased:                                           ________________
Warrant Shares:                                             ________________

By:
Name: __________________
Title: ___________________

GOLDEO, INC.

WARRANT ASSIGNMENT FORM

(to be signed only upon assignment of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Name and address of assignee must be printed or typewritten)

the rights of the undersigned with respect to the Warrant surrendered herewith to the extent of shares of Common Stock, no par value per share, of Goldeo, Inc. (the “Company”), hereby irrevocably constituting and appointing power of attorney to make such transfer on the books of the Company, with full power of substitution in the premises.

Dated:	Signature of Registered Holder

Signature(s) Guaranteed:

Name of Registered Holder

Name of Registered Holder, if more than one

Note:	The above signature(s) must correspond with the name(s) as it (they) appear(s) upon the Warrant in every particular, without alteration or enlargement or any change whatever.

GOLDEO, INC.

WARRANT EXERCISE FORM

(To be executed only upon exercise of Warrant)

The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ______________ of the Warrant Shares.

The undersigned requests that a certificate for the Warrant Shares being purchased be registered in the name of ______________ and that such certificate be delivered to __________.

(Signature)
Dated:_____________
Printed Name)